Exhibit 107

Calculation of Filing Fee Table

FORM S-8

(Form Type)

THUMZUP MEDIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)
Equity	Common Stock, par value $0.001 per share	457(c) and 457(h)	1,332,228	(3)	$12.29	(4)	$16,373,082.12	$0.00015310	$2,506.87
Equity	Common Stock, par value $0.001 per share	457(c) and 457(h)	659,097	(5)	$12.29	(4)	$8,100,302.13	$0.00015310	$1,240.23
Equity	Common Stock, par value $0.001 per share	457(c) and 457(h)	2,000,000	(6)	$12.29	(4)	$24,580,000.00	$0.00015310	$3,763.43

	Total Offering Amounts						$49,053,384.25		$7,510.53
	Total Fee Offsets								$-
	Net Fee Due								$7,510.53

1.	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, dividends or similar transactions.
2.	Amount of the registration fee was calculated in accordance with Section 6(b) and Rule 457 under the Securities Act and was determined by multiplying the aggregate offering price by 0.00015310.
3.	Represents shares of Common Stock issued pursuant to stock awards under the 2024 Plan.
4.	The offering price has been estimated solely for the purposes of the calculation of the registration fee. The offering price has been calculated in accordance with the manner described in paragraphs (c) and (h) of Rule 457 under the Securities Act and is based upon the average of high and low prices reported by the Nasdaq Capital Market on July 17, 2025, a date within five (5) business days prior to the date of the filing of this Registration Statement.
5.	Represents shares of Common Stock that are reserved for issuance pursuant to future awards under the 2024 Plan.
6.	Represents shares of Common Stock that are reserved for issuance pursuant to future awards under the 2025 Plan.